EXHIBIT 99.1

news release

Contacts:
Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Randall Bolten, SVP & CFO	Erica Mannion
408-570-1000	408-570-1319
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

For Immediate Release

Phoenix Technologies Ltd. Reports Fiscal First Quarter Financial Results

MILPITAS, CA: January 29, 2004—Phoenix Technologies Ltd. (NASDAQ: PTEC), the company driving the global core system software standard in PC systems and connected digital devices for 25 years, today reported its first quarter financial results.

For the fiscal quarter ended December 31, 2003, the Company announced revenue of $18.5 million, an operating loss of $2.1 million, and a net loss of $2.4 million, or $0.10 per share. These figures compare to revenue of $21.3, an operating loss of $2.7 million, and a net loss of $3.6 million, or $0.15 per diluted share in the quarter ended September 30, 2003. The Company’s cash and short–term investments, as of December 31, were $47.5 million, up $200 thousand sequentially from the balance at September 30, 2003.

“While our results came in below expectations, we saw a number of signs indicating that the strategic direction we have articulated over the last several quarters is bearing fruit,” said Albert E. Sisto, Chairman, President and CEO. “On the applications front, we made great strides adding system builders as channel partners, and in the area of our core system software a number of our key customers committed to long-term supply agreements, resulting in a four-fold increase in deferred revenue.”

During the quarter, the Company added more than 50 system builders worldwide to its Trusted Partner Network. Larger customers for the Company’s application products enabled by its cME platform include Trigem, an ODM based in Korea; Fujitsu Siemens, an OEM based in Germany and Japan; and ComputaCenter, a system integrator based in the UK.

“We are very pleased with the reception we have received from this critical system builder segment of the PC supply chain,” continued Sisto. “These vendors are on the front lines in understanding the features that differentiate digital devices in the eyes of enterprises and other end-users.”

The Company’s deferred revenue balance rose to $12.4 million at December 31, 2003, compared to $3.3 million at September 30, 2003 and $6.3 million at December 31, 2002. The principal reason for this was a significant increase in the number of longer-term volume purchase agreements (VPAs) entered into with its larger ODM and OEM customers.

“Trends in our core system software business appear to be stabilizing,” said Randall Bolten, Senior VP and CFO. “The move to VPAs was a significant step for us for a number of reasons. We have been able to (1) accelerate cash flow, (2) reduce business uncertainty, (3) simplify the contracting process, and (4) enable closer relationships with these major manufacturers of digital devices, with no appreciable reduction in our unit prices.”

The Company reported operating expenses of $16.9 million, compared to $20.0 million in the quarter ended September 30, 2003 and $25.2 million for the year-earlier quarter ended December 31, 2002, including restructuring and related charges of $2.8 million and $5.5 million in the quarter ended September 30, 2003 and the year-earlier quarter ended December 31, 2002, respectively.

“We have largely completed the long process of restructuring and reorienting Phoenix toward a focus on applications as well as on our core business, and our expense trend reflects that,” said Bolten.

The Company will conduct its regularly scheduled First Quarter earnings conference call on January 29, 2004 at 1:30 p.m. PT. Investors are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available at approximately 3:00 p.m. PT. The replay will remain available for 15 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until February 4 at 8:59 p.m. PT and can be accessed by dialing 800-642-1687 and entering conference number 4732517.

About Phoenix

Founded in 1979, Phoenix Technologies (NASDAQ: PTEC) helped launch the digital revolution when it created the industry’s leading machine-independent BIOS software, which ships in more than 100 million new systems each year. Phoenix leveraged that core-level experience to develop Core System Software, which moves beyond BIOS for the age of networked devices. Today, Phoenix solutions activate, secure, connect, and recover the world’s best-known systems. These solutions operate from the Phoenix Core Managed Environment (cME), where they’re built in and protected from viruses, user errors, hackers, and corruption. Phoenix is headquartered in Milpitas, Calif. USA (Silicon Valley), with offices in global business and technology centers. For more information about Phoenix Technologies, visit our Web site at www.phoenix.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed January 7, 2004 and Form 10-Q filed on August 14, 2003.

Phoenix and Phoenix Technologies are registered trademarks of Phoenix Technologies Ltd.

Phoenix Technologies Ltd

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2003	September 30, 2003
	(unaudited)	(audited)
Assets
Current Assets:
Cash and short-term investments	$47,464	$47,246
Accounts receivable, net	30,915	22,761
Other current assets	7,603	7,773

Total current assets	85,982	77,780

Property and equipment, net	6,050	7,131
Computer software costs, net	10,437	11,275
Goodwill and intangible assets, net	13,423	13,440
Other assets	6,244	6,837

Total assets	$122,136	$116,463

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,553	$1,392
Accrued compensation and related liabilities	5,397	7,669
Deferred revenue	12,416	3,296
Income taxes payable	4,264	4,185
Other accrued liabilities	6,793	6,066

Total current liabilities	30,423	22,608

Long-term obligations	2,446	2,464

Total liabilities	32,869	25,072

Stockholders’ equity:
Preferred stock	—	—
Common stock	31	31
Additional paid-in capital	179,727	179,055
Retained earnings	1,906	4,344
Accumulated other comprehensive loss	(1,954)	(1,596)
Less: Cost of treasury stock	(90,443)	(90,443)

Total stockholders’ equity	89,267	91,391

Total liabilities and stockholders’ equity	$122,136	$116,463

Phoenix Technologies Ltd

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,
	2003	2002
Revenues	$18,500	$21,894
Cost of revenues	3,709	4,382

Gross Margin	14,791	17,512

Operating expenses:
Research and development	5,685	7,630
Sales and marketing	8,236	8,637
General and administrative	2,950	3,353
Amortization of goodwill and acquired intangible assets	17	18
Stock-based compensation	52	83
Restructuring and related charges	—	5,465

Total operating expenses	16,940	25,186

Loss from operations	(2,149)	(7,674)

Interest and other income, net	161	89

Loss before income taxes	(1,988)	(7,585)

Income tax expense (benefit)	450	(2,655)

Net loss	$(2,438)	$(4,930)

Loss per share:
Basic and diluted	$(0.10)	$(0.20)

Shares used in loss per share calculation:
Basic and diluted	24,333	24,947

Phoenix Technologies Ltd

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(2,438)	$(4,930)
Reconciliation to net cash used in operating activities:
Depreciation and amortization	1,995	1,979
Stock-based compensation	52	83
Loss from disposal of fixed assets	268	—
Deferred income tax	(7)	—

Change in operating assets and liabilities:
Accounts receivable	(8,154)	(5,480)
Prepaid royalties and maintenance	619	295
Other assets	151	(534)
Accounts payable	161	(179)
Accrued compensation and related liabilities	(2,272)	1,856
Deferred revenue	9,120	2,074
Income taxes	79	(5,910)
Accrued restructuring charges	(271)	2,599
Other accrued liabilities	980	78

Net cash provided by (used in) operating activities	283	(8,069)

Cash flows from investing activities:
Proceeds from sale of investments	47,285	132,824
Purchases of investments	(45,024)	(117,366)
Proceeds from sale of fixed assets	38	—
Purchases of property and equipment	(365)	(749)

Net cash provided by (used in) investing activities	1,934	14,709

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	620	644
Repurchase of common stock	—	(7,623)

Net cash provided by (used in) financing activities	620	(6,979)

Effect of exchange rate changes on cash and cash equivalents	(358)	74

Net increase (decrease) in cash and cash equivalents	2,479	(265)

Cash and cash equivalents at beginning of period	26,601	25,156

Cash and cash equivalents at end of period	$29,080	$24,891